Exhibit 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 Douglas W. Sabra, Chief Executive Officer of Forward Industries, Inc. (”Forward”), and James O. McKenna, Chief Financial Officer of Forward, do each certify pursuant to 18 U.S.C. §1350 that, to the best of their knowledge:

1.             Forward’s annual report on Form 10-K for the fiscal year ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forward.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 9th day of December 2009.

/s/ DOUGLAS W. SABRA

Douglas W. Sabra

President and Acting Chairman

(Principal Executive Officer)

/s/ JAMES O. MCKENNA

James O. McKenna

Chief Financial Officer

(Principal Financial and Accounting Officer)